Exhibit 99.1

N e w s   R e l e a s e

        QUICKSILVER RESOURCES INC.
        777 West Rosedale Street
Fort Worth, TX  76104
www.qrinc.com

Quicksilver Resources Reports Record Quarterly Results
Organic Growth Fuels 17th Consecutive Quarterly Production Increase
Net Income Increases 25% to $28.7 Million

FORT WORTH, TEXAS (November 6, 2007) – Quicksilver Resources Inc. (NYSE: KWK) today reported record quarterly production and revenues for the period ended September 30, 2007.  Net income for the third quarter was $28.7 million ($.35 per diluted share), up 25 percent as compared to $22.9 million ($.28 per diluted share) in the prior-year quarter.

Adjusted net income, a non-GAAP measure which excludes items associated with the divestment of the company’s properties and assets in Michigan, Indiana and Kentucky, was $32.2 million ($.39 per diluted share) for the third quarter of 2007, up 40 percent as compared to $22.9 million ($.28 per diluted share) in the prior-year quarter.  Net cash from operating activities for the nine months ended September 30, 2007 was $247.4 million, an increase of nearly 32 percent from $187.7 million generated in the same period of 2006, as presented in the attached Condensed Consolidated Statements of Cash Flows.

Third-Quarter 2007 Highlights

·	Produced record volumes of 238 MMcfe per day – up 36%
·	Generated $100 million of net cash from operating activities
·	Drilled 68 horizontal wells in the Fort Worth Basin; connected 61 wells to sales
·	Completed successful initial public offering of Quicksilver Gas Services, netting nearly $100 million to the company
·	Announced divestment of Northeast Operations; transaction closed November 1

“The continued successful execution of our development program in the Fort Worth Basin paved the way for our 17th consecutive quarterly increase in production volumes,” said Glenn Darden, Quicksilver president and chief executive officer.  “As a result, total production volumes in this basin increased 150 percent from the prior-year period.  Included in this increase is more than a three-fold increase in the amount of natural gas liquids extracted from our high-Btu production.  With the superior performance we are experiencing from this area, we expect to be able to exceed our initial forecast of 25 percent growth in total production for 2007, despite the divestment of approximately 75 MMcfe per day from our properties in Michigan, Indiana and Kentucky.

“Cash proceeds received for the property divestment and initial public offering of our Texas midstream operations have significantly strengthened the company’s capital structure while

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enabling us to maintain a meaningful interest in the future growth of these assets.  The company is well positioned to capitalize on the organic growth provided by its large inventory of low-risk development projects.”

Production

Total average production increased 36 percent to a record 238 million cubic feet of natural gas equivalent (MMcfe) per day for the third quarter of 2007 versus the prior-year period of 175 MMcfe per day.  Total daily production volumes increased 14 percent sequentially from the second quarter of 2007.  Natural gas, including natural gas liquids (NGLs), comprised approximately 96 percent of the company’s total production in the third quarter of 2007.

Production, on a thousand cubic feet of natural gas equivalent (Mcfe) per day basis, for the company’s primary operating areas for the three months ended September 30 was as follows:

	Mcfe/d
Area	2007	2006	Change
Texas	101,338	40,505	150%
Canada	57,036	49,208	16%
Northeast Operations	76,173	81,353	(6%)
Other	3,108	3,440	(10%)
Total company	237,655	174,506	36%

Revenues and Costs

Total revenues for the third quarter of 2007 were $159.2 million compared to $99.2 million in the prior-year quarter.  Sales of natural gas, NGLs and oil totaled $151.0 million in the third quarter of 2007, up nearly 54 percent from the 2006 quarter.  The increase reflects a 36 percent increase in equivalent daily production volumes and a 13 percent increase in the average realized price per Mcfe.

Production costs of $44.2 million for the 2007 third quarter represent a $19.6 million increase from the prior-year quarter.  This increase was primarily due to increased production from Texas as well as a $5.4 million severance-related charge associated with the previously announced divestment of the company’s Northeast Operations in Michigan, Indiana and Kentucky.  Excluding these divested-related charges, unit production costs were $1.78 per Mcfe during the 2007 quarter.

Operations Update

In the Fort Worth Basin, the company drilled 68 wells (59.8 net) and connected 61 wells (53.8 net) to sales during the third quarter.  With 13 rigs currently working in the basin, the company now expects to drill 220 to 230 wells in the area during 2007.  Third-quarter 2007 recoveries of natural gas liquids from production in the Fort Worth Basin averaged more than 115 barrels for each million cubic feet of natural gas processed.

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In Canada, drilling activities resumed as expected in the third quarter following the end of the spring break-up period.  The company has drilled 149 operated wells in the Horseshoe Canyon area during the first nine months of 2007 and expects to drill an additional 90 wells here by year end.  As a result, we remain on track to achieve the projected 10 percent annual production growth from our Canadian operations.

Total capital expenditures for the third quarter of 2007 were approximately $286 million, of which approximately 76 percent was associated with drilling and completion activities, approximately 17 percent for midstream activities, approximately five percent for acreage purchases, and approximately two percent for corporate.

Fourth-Quarter Outlook

Fourth-quarter production volumes are expected to average in the range of 210 to 220 MMcfe per day, reflecting the divestment of the Northeast Operations as of November 1, 2007.  Average unit expenses, on an Mcfe basis are expected as follows:

• Production costs	$1.45	-	$1.55
• Production taxes	.10	-	.15
• General and administrative	.55	-	.60
• Depletion, depreciation & accretion	1.45	-	1.50

Conference Call

The company will host a conference call to discuss third-quarter 2007 operational and financial results today, at 2:00 p.m. eastern time.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 6104498, prior to 1:55 p.m. eastern time.  A digital replay of the conference call will be available at 5:00 p.m. eastern time today, and will remain available for 30 days.  The replay can be dialed at 1-800-642-1687 and reference should be made to the conference ID number 6104498.  A replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of Adjusted Net Income, Adjusted EBITDA and Adjusted Gross Margin.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

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About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Granbury, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; effects of hedging natural gas and crude oil prices; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Contact:
Quicksilver Resources Inc.
Rick Buterbaugh
(817) 665-4835

KWK 07-21

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Production:
Natural gas (MMcf)	16,399	13,794	45,259	39,430
Oil (MBbls)	153	148	462	444
NGL (MBbls)	756	229	1,605	464
Total (MMcfe)	21,864	16,055	57,662	44,878

United States (MMcfe)	16,617	11,528	42,466	31,496
Canada (MMcfe)	5,247	4,527	15,196	13,382
Total (MMcfe)	21,864	16,055	57,662	44,878

Average Daily Production:
Natural gas (Mcfd)	178,250	149,939	165,784	144,431
Oil (Bbld)	1,673	1,603	1,692	1,628
NGL (Bbld)	8,228	2,491	5,880	1,698
Total (Mcfed)	237,655	174,506	211,215	164,387

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$5.29	$5.35	$5.82	$5.88
Oil (per Bbl)	$70.47	$64.74	$60.32	$62.85
NGL (per Bbl)	$43.18	$41.91	$40.52	$41.51
Total (per Mcfe)	$5.96	$5.79	$6.18	$6.22

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$6.63	$5.73	$6.77	$6.05
Oil (per Bbl)	$69.67	$64.74	$60.06	$61.84
NGL (per Bbl)	$41.82	$41.91	$39.88	$41.51
Total (per Mcfe)	$6.91	$6.11	$6.91	$6.36

Expense per Mcfe:
United States production cost	$2.15	$1.56	$1.92	$1.67
Canada production cost	$1.64	$1.45	$1.52	$1.31
Total production cost	$2.02	$1.53	$1.82	$1.56

Production and ad valorem taxes	$0.20	$0.28	$0.23	$0.24
General and administrative expenses	$0.65	$0.39	$0.60	$0.40
Depletion, depreciation and accretion	$1.47	$1.24	$1.47	$1.24

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for share data – Unaudited

	September 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$19,590	$5,281
Accounts receivable, net of allowance for doubtful accounts	69,895	76,521
Current derivative assets	26,638	64,086
Other current assets	38,632	25,076
Total current assets	154,755	170,964

Investments in and advances to equity affiliates	7,161	7,434

Properties, plant and equipment – net (“full cost”)	2,387,851	1,679,280

Deferred derivative assets	-	3,753

Other assets	22,209	21,481
	$2,571,976	$1,882,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$126	$400
Accounts payable	133,920	109,914
Accrued liabilities	89,325	67,697
Accrued derivative obligations	3,822	-
Current deferred tax liability	6,238	21,378
Total current liabilities	233,431	199,389

Long-term debt	1,318,441	919,117
Derivative obligations	2,733	-
Asset retirement obligations	31,114	25,058
Deferred gain	83,697	-
Deferred income taxes	200,453	156,251
Minority interest	26,711	7,431

Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
no shares issued	-	-
Common stock, $0.01 par value, 200,000,000 shares authorized
and 81,382,988 and 80,181,593 shares issued, respectively	814	802
Paid in capital in excess of par value	261,352	238,063
Treasury stock of 2,615,943 and 2,579,671 shares, respectively	(12,262)	(10,737)
Accumulated other comprehensive income	55,097	60,099
Retained earnings	370,395	287,439
Total stockholders’ equity	675,396	575,666
	$2,571,976	$1,882,912

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per share data – Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Oil, gas and related product sales	$151,046	$98,150	$398,297	$285,375
Other revenue	8,153	1,063	13,880	2,953
Total revenues	159,199	99,213	412,177	288,328
Expenses
Oil and gas production costs	44,246	24,602	104,804	70,232
Production and ad valorem taxes	4,366	4,502	13,068	10,661
Other operating costs	855	300	1,940	1,249
Depletion, depreciation and accretion	32,115	19,933	84,614	55,560
Provision for doubtful accounts	136	-	(128)	-
General and administrative	14,192	6,245	34,452	17,936
Total expenses	95,910	55,582	238,750	155,638

Income (loss) from equity affiliates	285	210	682	318

Operating income	63,574	43,841	174,109	133,008

Other income-net	(385)	(167)	(1,856)	(1,015)
Interest expense	20,690	11,040	53,858	30,808

Income before income taxes and minority interest	43,269	32,968	122,107	103,215
Income tax expense	14,093	10,046	38,158	29,139
Minority interest expense	457	61	648	72

Net income	$28,719	$22,861	$83,301	$74,004

Basic net income per common share	$0.37	$0.30	$1.07	$0.97
Diluted net income per common share	$0.35	$0.28	$1.01	$0.91

Weighted average common shares outstanding
Basic	77,875	77,007	77,557	76,593
Diluted	84,185	83,306	84,014	83,056

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QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands-Unaudited

	For the Nine Months Ended
	September 30,
	2007	2006
Operating activities:
Net income	$83,301	$74,004
Charges and credits to net income not affecting cash
Depletion, depreciation and accretion	84,614	55,560
Deferred income taxes	37,912	29,095
Non-cash compensation	9,319	4,775
Amortization of deferred loan costs	1,458	1,615
Non-cash gain from hedging activities	(2,959)	(114)
Income from equity affiliates	(682)	(318)
Minority interest	648	72
Other	2,275	232
Changes in assets and liabilities
Accounts receivable	6,754	7,748
Inventory, prepaid expenses and other	(12,628)	(17,921)
Accounts payable	511	14,844
Accrued liabilities and other	36,907	18,114
Net cash provided by operating activities	247,430	187,706

Investing activities:
Development and exploration costs and other property additions	(706,035)	(429,485)
Return of investment from equity affiliates	162	558
Proceeds from sale of assets	166	5,670
Net cash used for investing activities	(705,707)	(423,257)

Financing activities:
Issuance of debt	540,030	483,148
Repayments of debt	(182,357)	(271,808)
Debt issuance costs	(4,513)	(9,213)
Proceeds from exercise of stock options	15,570	18,480
Minority interest contributions	109,905	4,506
Minority interest distributions	(7,694)	-
Purchase of treasury stock	(1,525)	(480)
Net cash provided by financing activities	469,416	224,633

Effect of exchange rate changes in cash	3,170	(37)

Net increase (decrease) in cash and cash equivalents	14,309	(10,955)

Cash and cash equivalents at beginning of period	5,281	14,318

Cash and cash equivalents at end of period	$19,590	$3,363

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
In thousands, except for per share data – Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income	$28,719	$22,861	$83,301	$74,004

Adjustments for divestment of Northeastern Operations
Related hedges	(2,000)	-	(2,000)	-
Termination-related expense	5,396	-	5,396	-
Divestiture-related professional fees	2,000	-	2,000	-
Total adjustments before income tax expense	5,396	-	5,396	-
Income tax expense	(1,889)	-	(1,889)	-
Adjustments for divestment after taxes	3,507	-	3,507	-
Adjusted net income	$32,226	$22,861	$86,808	$74,004

Adjusted net income per common share - Diluted	$0.39	$0.28	$1.05	$0.91

Diluted weighted average common shares outstanding	84,185	83,306	84,014	83,056

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